Exhibit 10.10

PROMISSORY NOTE
Reference number 200206762
Amount in Colones (Official currency of Costa Rica) 3,955,125,000.00

By means of this promissory note, PRISMAR DE COSTA RICA, S,A, with LEGAL ENTITY IDENTIFICATION NUMBER 3-101-231707, whose LEGAL STATUS IS REGISTERED AND IN EFFECT IN ACCORDANCE WITH THE LEGAL ENTITY REGISTRY SECTION OF THE NATIONAL REGISTRY, UNDER THE BEFORE STATED LEGAL ENTITY IDENTIFICATION NUMBER, REPRESENTED BY ITS BROADLY EMPOWERED ATTORNEY-IN-FACT, MR. MARCO TORRES CHACON, WITH IDENTITY CARD NUMBER 1-1158-0461, NEIGHBOR OF SAN JOSÉ, promises to unconditionally pay BANCO BAC SAN JOSE, S.A., with legal entity number three one zero one zero one two zero zero nine two six, domiciled in the city of San José, the amount of THREE THOUSAND NINE HUNDRED AND FIFTY-FIVE MILLION ONE HUNDRED AND TWENTY-FIVE THOUSAND COLONES (official currency of Costa Rica) monetary amount that it received to its full and entire satisfaction, as a commercial loan, debt which must be paid at the offices of Banco Bac San José, .S.A, in the city of San José, in the official currency of the country, as follows: MONTHLY INTERESTS PAYABLE ON THE 18 OF EACH MONTH, BEGINNING ON OCTOBER 18, 2015 AND, AS OF THE THIRTEENTH MONTH, SEVENTY-ONE EQUAL AND CONSECUTIVE MONTHLY INSTALLMENTS OF 68,584,231.00 Colones, PAYABLE ON THE 18 OF EACH MONTH, BEGINNING ON OCTOBER 18, 2016 AND THE REMAINING BALANCE ON SEPTEMBER 18, 2022. This certificate of debt bears current interests that shall initially be set at a rate of SEVEN POINT FIFTY PERCENT A YEAR, FIXED RATE FOR THE FIRST TWO YEARS AND, AS OF THE THIRD YEAR, AN ANNUAL RATE OF THREE PERCENT OVER THE Basic Rate verified on a daily basis by Banco Central de Costa Rica (Costa Rica’s Central Bank), paid monthly in arrears and reviewable every QUARTER for up to a maximum of fifteen point over the basic rate set by Banco Central de Costa Rica, estimated on the basis of a three hundred and sixty day year and for the days that have effectively elapsed, in the understanding that the untimely payment of an installment or interest period shall entitle the Bank to consider the entire to have become due and demand payment of the entire debt through proceedings for collection, WITH AN ANNUAL CAP RATE OF 7.50%. Any withholding tax on payments of capital or interests under this promissory note shall be borne by the debtor, though this tax should fall upon the receiver of such payments. In the event of nonpayment, default interests are set at two percent above the current interest rate over the amount in default and requests fro payment and domicile are waived, promising to acknowledge all costs arising in the event of collection proceedings. In the event of future modifications to the legal provisions that regulate Banking, which result in an increase to the bank’s cost in maintaining this loan, then the bank may increase its margin on the benchmark interest rate that is then necessary to cover the increase. Nonpayment of the increase shall entitle the bank to consider the loan to have matured in advance. This promissory note is governed by the Code of Commerce and is not subject to the formalities of acceptance or protest; its date is presumed to be correct and its signatures genuine and every debtor, guarantor or endorser is deemed to be jointly and severally liable. PRICESMART INC grants its joint and several guarantee of the consigned certificate of debt with the authorization to grant extensions without prior consultation or notice and making the same waivers as the debtor. For notices, the debtor and the guarantors designate the following address as their domicile: SAN JOSÉ, ESCAZU, CENTRO CORPORATIVO PLAZA ROBLE, EDIFICIO LOS BALCONES, PISO 4.

SAN JOSÉ, SEPTEMBER 18, 2015.

(Blank signature)
FOR/PRISMAR COSTA RICA S.A.
LEGAL ENTITY IDENTIFICATION NUMBER 3-101-231707
MARCO TORRES CHACÓN, IDENTITY CARD NUMBER 1-1158-0461
ATTORNEY-IN-FACT

(Signature illegible)
GUARANTOR
FOR/PRICESMART INC.
ATUL PATEL -PASSPORT NO. 505126205
JOSE LUIS LAPARTE - PASSPORT NO. E13916171
ATTORNEYS-IN-FACT